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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     December 27, 1996


                               Wave Systems Corp.
             (Exact name of registrant as specified in its charter)


               Delaware                  0-24752                13-3477246
     (State or other jurisdiction       (Commission            (IRS Employer
         of incorporation)              File Number)         Identification No.)


             540 Madison Avenue, New York, New York            10022
            (Address of principal executive offices)           (Zip Code)


         Registrant's telephone number, including area code     (212) 755-3282



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Item 5.           Other Events

         On December 27, 1996 Wave Systems Corp. (the "Company") issued 150,000 shares of newly created Series C Convertible Preferred Stock, at a price of $20 per share, for an aggregate of $3,000,000. The shares were sold to one (1) accredited investor pursuant to Regulation D promulgated under the Securities Act of 1933. The Series C Convertible Preferred Stock is convertible into the Class A Common Stock of the Company at an effective conversion price of the lower of (i) $2.31, or (ii) 80% of the average closing bid price on the Nasdaq National Market System of the Company's Class A Common Stock for the five (5) trading days immediately preceding the Date of Conversion, defined in the Certificate of Designation of the Series C Preferred Stock attached hereto as
Exhibit 3.1.

Item 7.           Financial Statements and Exhibits

         Exhibit 3.1 Certificate of Designation of Series C Preferred Stock of Wave Systems Corp. as filed with the Delaware Secretary of State on December 27, 1996.

         Exhibit 4.1 Purchase Agreement between Wave Systems Corp. and JNC Opportunity Fund Ltd., dated as of December 27, 1996.

         Exhibit 4.2       Registration Rights Agreement between Wave
                           Systems Corp. and JNC Opportunity Fund Ltd., dated as of December 27, 1996.

         Exhibit 99.1      Press Release dated January 3, 1997.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       Wave Systems Corp.




Date: January 3, 1997                  By: /s/ Peter J. Sprague
                                           --------------------------
                                           Name:  Peter J. Sprague
                                           Title: Chairman and Chief Executive
                                                  Officer

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                                EXHIBIT INDEX
                                --------------


          Item No.                   Description
          --------                   -----------

         Exhibit 3.1 Certificate of Designation of Series C Preferred Stock of Wave Systems Corp. as filed with the Delaware Secretary of State on December 27, 1996.

         Exhibit 4.1 Purchase Agreement between Wave Systems Corp. and JNC Opportunity Fund Ltd., dated as of December 27, 1996.

         Exhibit 4.2       Registration Rights Agreement between Wave
                           Systems Corp. and JNC Opportunity Fund Ltd., dated as of December 27, 1996.

         Exhibit 99.1      Press Release dated January 3, 1997.